Exhibit 10.18.1

FIRST AMENDMENT
TO THE
FOREST CITY ENTERPRISES, INC.
1994 STOCK PLAN
(As Amended and Restated as of March 14, 2013)

    Forest City Enterprises, Inc. hereby adopts this Amendment No. 1 to the Forest City Enterprises, Inc. 1994 Stock Plan (As Amended and Restated as of March 14, 2013) (the “Plan”), effective as of December 17, 2013 (the “Effective Date”). Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.

I.

    Article 5, Section B(i) of the Plan is hereby amended to remove the phrase “5,000,000 of which are being added, subject to shareholder approval, by this March 14, 2013 amendment and restatement of the Plan”.

II.

    Article 7, Section C of the Plan is hereby amended to read in its entirety as follows:

“C. Each such grant or sale to an employee shall provide that the Restricted Shares covered by such grant or sale shall be subject, except (if the Committee shall so determine) in the event of Retirement, death or disability or a Change of Control or other similar transaction or event, for a period of not less than three years, as determined by the Committee at the Date of Grant (which period may lapse on a pro-rated, graded, or cliff basis as determined by the Committee), to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. Each such grant or sale to a Nonemployee Director shall provide that the Restricted Shares covered by such grant or sale shall be subject, except (if the Committee shall so determine) in the event of death or disability or a Change of Control or other similar transaction or event, for a period of not less than one year, as determined by the Committee at the Date of Grant (which period may lapse on a cliff basis or, to the extent that such period exceeds one year, on a pro-rated or graded basis as determined by the Committee), to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code.”

III.

Article 8, Section C of the Plan is hereby amended to read in its entirety as follows:

“C. Each such grant or sale to an employee shall be subject, except (if the Committee shall so determine) in the event of Retirement, death or disability or a Change of Control or other similar transaction or event, to a Deferral Period of not less than three years, as determined by the Committee at the Date of Grant (which period may lapse on a pro-rated, graded, or cliff basis as determined by the Committee). Each such grant or sale to a Nonemployee Director shall be subject, except (if the Committee shall so determine) in the event of death or disability or a Change of Control or other similar transaction or event, to a Deferral Period of not less than one year, as determined by the Committee at the Date of Grant (which period may lapse on a cliff basis or, to the extent that such period exceeds one year, on a pro-rated or graded basis as determined by the Committee). Unless otherwise determined by the Committee at the Date of Grant, the Deferral Period shall immediately lapse upon the Retirement of the Grantee.”

EXECUTED at Cleveland, Ohio, this 17th day of December, 2013.

FOREST CITY ENTERPRISES, INC.

By:     /s/ Andrew J. Passen
Name:    Andrew J. Passen
Title:     Executive Vice President of Human Resources